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                                                                    EXHIBIT 4.12


                               AMENDMENT NO. 7 TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                           EOTT ENERGY PARTNERS, L.P.


         THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EOTT ENERGY PARTNERS, L.P. (this "Amendment"), dated as of August 29, 2001, is entered into by EOTT Energy Corp., a Delaware corporation, as the General Partner, pursuant to authority granted to it in Section 15.1(d) of the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P., dated as of March 25, 1994 (the "Partnership Agreement").

         WHEREAS, Section 15.1(d)(i) of the Partnership Agreement provides that each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of the Partnership Agreement, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect; and

         WHEREAS, the General Partner has determined that the changes reflected in this Amendment will be beneficial to the Limited Partners, including the holders of the Common Units, and do not adversely affect the Limited Partners in any material respect;

         NOW, THEREFORE, contemporaneously with the effectiveness of the Reorganization Agreement to be entered into by and among the Partnership, the Operating Partnerships, the General Partner and EOTT Energy General Partner, L.L.C., a Delaware limited liability company, the Partnership Agreement is amended as follows:

         1. AMENDMENT TO ADD DEFINITION OF REORGANIZATION AGREEMENT. Article II of the Partnership Agreement is hereby amended to add the following definition:

                  "Reorganization Agreement" means the Reorganization Agreement dated August 29, 2001 among the Partnership, EOTT Energy Corp., EOTT Energy General Partner, L.L.C., EOTT Energy Operating Limited Partnership, EOTT Energy Pipeline Limited Partnership and EOTT Energy Canada Limited Partnership.

         2. AMENDMENTS TO CHANGE THE PARTNERS' PERCENTAGE INTERESTS. In the following sections of the Partnership Agreement, the term "1%" is hereby amended to read "1.98%" and the term "99%" is hereby amended to read "98.02%":

         (a)      Article II in the definition of the term "Percentage
                  Interest;"

         (b)      Section 5.1(a)(ii);

         (c)      Section 5.1(b)(iii);


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         (d)      Section 5.1(c)(i);

         (e)      Section 5.1(c)(ii);

         (f)      Section 5.4;

         (g)      Section 5.5; and

         (h)      Section 13.3(c).

         3. AMENDMENTS RELATING TO ALLOCATION OF NET TERMINATION GAIN AND AVAILABLE CASH DEEMED TO BE CASH FROM OPERATIONS. In Sections 5.1(c)(i)(F), 5.1(c)(i)(G), 5.1(c)(i)(H) 5.4(f), 5.4(g) and 5.4(h), the percentage amounts are hereby amended to add .98% to each amount distributable to the General Partner and to subtract .98% from each amount distributable to the Limited Partners.

         4. AMENDMENT RELATING TO PRIORITY ALLOCATIONS. In Section 5.1(d)(iii), the term "1/99" is hereby amended to read "1.98/98.02".

         5. TRANSFER OF INTEREST. Section 11.2 is hereby amended to add the following sentence immediately after the third sentence in Section 11.2:

         "Notwithstanding any of the provisions of this Section 11.2 and without the approval of any Limited Partner or Assignee, the General Partner may transfer a portion of its general partner interest consisting of a .98% interest in the Partnership to an Affiliate of the General Partner, and upon such transfer the transferred interest shall continue to have the same economic characteristics and other rights it had prior to the transfer (it being understood that only the interest retained by the General Partner shall be entitled to the incentive distributions provide for in Sections 5.1(c)(i)(F), 5.1(c)(i)(G), 5.1(c)(i)(H) 5.4(f), 5.4(g) and 5.4(h) of the Agreement), and such transfer shall not effect any change in the nature of such interest, except that such interest shall be deemed to be a limited partner interest (but not a Unit), and the holder thereof shall have the limited liability of a limited partner; and the General Partner may further amend this Agreement to reflect such transfer, provided that no such amendment shall adversely affect the rights of the Limited Partners."

         6. AMENDMENT TO ADD SECTION RELATING TO REORGANIZATION AGREEMENT.
Article XVIII is hereby amended to add the following immediately after Section 18.12:

         "18.13 Amendments to Reflect Reorganization Agreement. This Agreement shall be deemed to be further amended to the extent necessary to carry out the purposes and intent of the Reorganization Agreement."


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         7. CAPITALIZED TERMS. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.


                         [Signature Page Follows]

















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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                     GENERAL PARTNER:

                                            EOTT ENERGY CORP.


                                            By: /s/  DANA R. GIBBS
                                               ---------------------------------
                                                     Dana R. Gibbs
                                                     President and Chief
                                                     Operating Officer

                                     LIMITED PARTNERS:

                                            All Limited Partners now and
                                            hereafter admitted as limited
                                            partners of the Partnership,
                                            pursuant to Powers of Attorney now
                                            and hereafter executed in favor of,
                                            and granted and delivered to, the
                                            General Partner.

                                            By: EOTT Energy Corp.,
                                                General Partner, as
                                                attorney-in-fact for all Limited
                                                Partners pursuant to the Powers
                                                of Attorney granted pursuant to
                                                Section 1.4.


                                            By: /s/  DANA R. GIBBS
                                               ---------------------------------
                                                Dana R. Gibbs
                                                President and Chief Operating
                                                Officer